Exhibit 3.179

STATE OF TENNESSEE Tre Hargett, Secretary of State Division of Business Services William R. Snodgrass Tower 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102
CFS
992 DAVIDSON DRIVE
SUITE B
Nashville, TN 37205

Request Type:	Certified Copies	Issuance Date:	03/11/2011
Request #:	33898	Copies Requested:	1
Document Receipt

Receipt #: 376882	Filing Fee:	$20.00
Payment-Check/MO — CFS, Nashville, TN		$140.00
Deposit-Account — CFS, NASHVILLE, TN		$120.00
I, Tre Hargett, Secretary of State of the State of Tennessee, do hereby certify that LIFEPOINT MEDICAL GROUP — HILLSIDE, INC., Control # 341241 was formed or qualified to do business in the State of Tennessee on 11/26/1997. LIFEPOINT MEDICAL GROUP — HILLSIDE, INC. has a home jurisdiction of Davidson County and is currently in an Active status.

/s/ Tre Hargett
Tre Hargett
Secretary of State

Processed By:   Nichole Hambrick
The attached document(s) was/were filed in this office on the date(s) indicated below:

Reference #	Date Filed	Filing Description
3417-0095	11/26/1997	Initial Filing
3568-0119	09/30/1998	Assumed Name
3568-0121	09/30/1998	Assumed Name
3681-1597	05/10/1999	Articles of Amendment
3821-1272	02/04/2000	1999 Annual Report (Due 04/01/2000)
3904-0007	05/08/2000	Registered Agent Change (by Agent)
4399-0270	01/22/2002	Registered Agent Change (by Entity)
5243-0482	09/27/2004	Registered Agent Change (by Agent)
Phone 615-741-6488 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

CHARTER
OF
COLUMBIA MEDICAL GROUP — HILLSIDE, INC.
     The undersigned person, under the Tennessee Business Corporation Act, adopts the following Charter for the above listed corporation:
     1. The name of the corporation is Columbia Medical Group-Hillside, Inc.
     2. The number of shares of stock the corporation is authorized to issue is one thousand (1,000) shares of common stock, par value of $1.00 per share.
     3. (a) The complete address of the corporation’s initial registered office in Tennessee 500 Tallan Building, Two Union Square, chattanooga, Tennessee 37402.
          (b) The name of the initial registered agent, to be located at the address listed in 3(a), is The Prentice-Hall Corporation System.
     4. The name and complete address of each incorporator is:
     Ashley B. Farish      One Park Plaza Nashville, TN 37203
     5. The complete address of the corporation’s initial principal office is: One Park Plaza, Nashville, Tennessee 37203.
     6. The corporation is for profit.
     7. The persons serving on the initial Board of Directors for the corporation are:

John M. Franck	One Park Plaza	Nashville. TN 37203
Kenneth C. Donahey	One Park Plaza	Nashville. TN 37203
Rosalyn S. Elton	One Park Plaza	Nashville. TN 37203
Dated: November 24, 1997.

/s/ Ashley Parish
Ashley Parish

ARTICLES OF MERGER
OF
BSI, INC.
INTO
IDENTITY GROUP, INC.
     Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, the undersigned corporation hereby makes the following statements:
     1. The Agreement and Plan of Merger, dated as of November 21, 1997, by and among Identity Group, Inc., a Tennessee corporation (“Identity Group”). BSI., Inc, an Ohio Corporation (“BSI”), and Frank H. Spontell: Jr. pursuant to which BSI shall merge with and into Identity Group, the separate existence of BSI shall cease, and Identity Group shall be the surviving corporation is attached hereto as Exhibit A (the “Merger Agreement”).
     2. Approval of the Merger Agreement by the shareholders of Identity Group is not required: the Merger Agreement was adopted by the Board of Directors of Identity Group on November 23, 1997
     3. The Merger Agreement and the performance of its terms by BSI were duly authorized by all action required by the laws under which BSI was organized and by its charter.
     4. The merger shall be effective on November 30, 1997.
     IN WITNESS WHEREOF, Identity Group, Inc. has caused these Articles of Merger to be signed in its name by its President and CEO this 24 day of November, 1997.

IDENTITY GROUP, INC.
By	/s/ Donald J. Polak
	Name:	Donald J. Polak
	Title:	President and CEO

EXHIBIT A

AGREEMENT AND PLAN OF MERGER
dated as of November 21, 1997
by and among
IDENTITY GROUP, INC.,
BSI, INC.
and
FRANK II. SPONTELLI, JR.

-i-

-ii-

AGREEMENT AND PLAN OF MERGER
     This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made of November __, 1977, by and among IDENTITY GROUP, INC., a Tennessee corporation (“Identity Group”). BSI, INC., an Ohio corporation (“BSI”), and FRANK H. SPONTELLI, Jr., an individual with an address at 5818 Liberty Road, Solon, Ohio 44139-2555 (“Shareholder”).
RECITALS
     A. Identity Group. Identity Group is a corporation duly organized and existing in good standing under the laws of the State of Tennessee, with its principal executive offices located in Cookeville, Tennessee. As of the date hereof, Identity Group has 1,000,000 authorized shares of common stock $0.00 par value (“Identity Group Common Stock”), of which 49,675 shares are issued and outstanding (no other class of capital stock being authorized). All the issued and outstanding shares of Identity Group Common Stock are duly and validly authorized and issued, are fully paid and have not been issued in violation of any preemptive rights.
     B. BSI. BSI is a corporation duly organized and existing in good standing under the laws of the State of Ohio, with its principal executive offices located in Cleveland, Ohio. As of the date hereof, BSI has 750 authorized shares of common stock. $0.00 par value (“BSI Common Stock”), of which 40 shares are issued and outstanding (no other class of capital stock being authorized). All the issued and outstanding shares of BSI Common Stock are duly and validly authorized and have not been issued in violation of any preemptive rights.
     C. Intention of the Parties. It is the intention of the parties that the transactions contemplated hereby shall qualify as a reorganization under Section 368(a)(1)(A) of the IRC, and that this Agreement constitute a “Plan of Reorganization” within the meaning of Section 368 of the IRC.
     The parties, intending to be legally bound, agree as follows:
ARTICLE I
THE MERGER
     1.1. The Merger. The transaction contemplated by this Agreement is the merger of BSI and Identity Group (the “Merger”). Upon the Effective Time (as defined below), the following shall occur:
          (a) The Continuing Corporation. BSI shall merge with and into Identity Group, the separate existence of BSI shall cease and Identity Group (the “Continuing Corporation”) shall be the surviving corporation in the Merger.
          (b) Rights, Etc. The Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account and all other choses in action and all and every other interest, of or belonging to or due to each of the corporations to merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in any of such corporations, shall not revert or be in any way impaired by reason of the Merger.
          (c) Liabilities. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.
          (d) Articles of Incorporation; Bylaws; Directors; Officers. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of Identity Group, as in effect at the Effective Time. The directors and officers of Identity Group in office immediately prior to the Merger becoming effective shall be the directors and officers of the Continuing Corporation with the addition of Shareholder as a Vice President of the Continuing Corporation, who shall hold office until such time as their successors are elected and qualified.
     1.2. Closing and Effective Time. Subject to the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement as set forth in Article VI, the closing of the transactions contemplated by this Agreement and the Plan of Merger (the “Closing”) shall take place at the offices of Reed Smith Shaw & McClay LLP, 435 Sixth Avenue. Pittsburgh. Pennsylvania at 10:00 a.m., local time, on the 21st day of November, 1997 following the fulfillment of all conditions set forth in Article VI, or at such other place, time and date as the parties shall agree (the date of the Closing being referred to as the “Closing Date”). BSI and Identity Group shall execute and deliver to the Tennessee Secretary of State and the Ohio Secretary of State Articles of Merger and a Certificate of Merger, respectively, and other ancillary documents as may be necessary under applicable Legal Requirements in proper form for filing under the Tennessee Business Corporation Act and the Ohio General Corporations Law on the Closing Date. The Merger shall become effective upon the effective date of the Articles of Merger and Certificate of Merger, such time being herein called the “Effective Time.”
ARTICLE II
CONSIDERATION
     2.1. Consideration. Subject to the provisions of this Agreement, at the Effective Time:
          (a) Outstanding Capital Stock of Identity Group. Each share of capital stock of Identity Group issued and outstanding immediately prior to the Effective Time shall remain outstanding, without change therein by reason of the Merger.
          (b) Outstanding BSI Common Stock. The shares of BSI Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive 5,544 shares of Identity Group Common Stock.
     2.2. Surrender and Exchange of Stock Certificates; Dividends.
     (a) On the Closing Date. Shareholder shall deliver to Identity Group for cancellation certificates for BSI Common Stock (“Old Certificates”) in exchange for a certificate for the number of shares of Identity Group Common Stock to which Shareholder is entitled hereunder.

          (b) If any dividend on Identity Group Common Stock is declared with a record date after the Effective Time, the declaration shall include dividends on all shares of Identity Group Common Stock into which shares of BSI Common Stock have been converted under this Agreement. Shareholder shall not be entitled to receive payment of any such dividend until surrender of the Old Certificates shall have been effected. Upon such surrender for exchange of the Old Certificates. Shareholder shall be entitled to receive from Identity Group (without interest thereon and less the amount of Taxes, if any, which may have been imposed or paid thereon) an amount equal to all such dividends declared and for which the payment date has occurred, on the shares of Identity Group Common Stock into which the shares represented by such Old Certificates have been converted.
           (c) After the Effective Time, there shall be no transfer on the stock transfer books of BSI or Identity Group of shares of BSI Common Stock.
           2.3. Shareholder Rights. At the Effective Time, holders of BSI Common Stock shall cease to be, and shall have no rights as shareholders of BSI, other than to receive the consideration provided under this Article II.
          2.4. Restricted Securities, (a) Shareholder acknowledges that he is aware that the issuance of the shares of Identity Group Common Stock in connection with the Merger (the “Merger Shares”) has not been registered under the Securities Act and that Identity Group has no obligation to register or to cause the registration of the sale of the Merger Shares by the holders thereof under the Securities Act. Shareholder is acquiring the Merger Shares for his own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Shareholder has such knowledge and experience in financial and business matters in general and in investments in particular so as to be capable of evaluating the merits and risks of the acquisition of the Merger Shares, and Shareholder has been advised by persons sophisticated in these matters.
          (b) All certificates representing Merger Shares, and any certificates issued in substitution therefor or replacement thereof, shall bear the following legend:
“THE SHARES OF COMMON STOCK OF IDENTITY GROUP. INC. (“IDENTITY GROUP”) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THERE IS PRESENTED TO IDENTITY GROUP AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IDENTITY GROUP TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.”
Identity Group shall notify its transfer agent of the foregoing restrictions and Identity Group may, at its option, cause stop transfer orders to be placed with respect to all certificates for Merger Shares bearing such legend. Any stop transfer orders shall state that no transfer may be made with respect to the Merger Shares unless Identity Group shall have advised its transfer agent that the proposed transfer is made in compliance with such legend.

           2.5. Stock Options. As additional consideration for his obligations hereunder and his ongoing employment by Identity Group, on the Closing Date Shareholder will be granted an option to purchase 700 shares of Identity Group Common Stock pursuant to the terms of the Option Agreement between Identity Group and Shareholder in the form attached hereto as Exhibit A.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER AND BSI
          BSI and Shareholder hereby represent and warrant, jointly and severely, to Identity Group, except as set forth in the Schedules, (i) that the statements contained in the Recitals that relate to BSI are true and correct and (ii) as follows (all representations and warranties are made as of the date hereof and as of the Closing Date).
          3.1. Organization, Standing, and Authority. BSI is a corporation duly organized validly existing and in good standing under the laws of the State of Ohio. BSI is duly qualified to do business and in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where the failure to be duly qualified would have a Material Adverse Effect. BSI has all necessary corporate power and authority to carry on its business as now conducted, to own, lease and operate its assets, properties and business, and to execute and deliver, and to perform its obligations under, this Agreement, subject to approval by the shareholders of BSI which will be obtained prior to the Effective Date. BSI has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which would, either individually or in the aggregate, have a Material Adverse Effect.
          3.2. BSI Subsidiaries. BSI has no subsidiaries and owns no equity investments or partnership interests in any other Person. Schedule 3.2 lists all equity investments, including partnership interests, held by BSI. other than equity securities of BSI. whether such equity investments are marketable or nonmarketable.
           3.3. Authority. (a) The execution and delivery of this Agreement by BSI. and the consummation by BSI of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate and shareholder action on the part of BSI. This Agreement represents a valid and legally binding obligation of BSI and Shareholder, enforceable against BSI and Shareholder, except is the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors rights or by general principles of equity limiting the availability of equitable remedies.
          (b) Neither the execution and delivery of this Agreement by BSI and Shareholder, nor the consummation of the transactions contemplated herein, nor compliance with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the article of incorporation or bylaws of BSI or (ii) constitute or result in the breach of any term, condition, or provision of, or constitute a default or give rise to any additional liability of BSI under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any Lien upon any of the assets of BSI pursuant to, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which to which BSI is a party or by which BSI or any of its assets may be subject, and that would, either individually or in the aggregate, have a Material Adverse Effect.

Consummation of the transactions contemplated hereby will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to BSI or any of its properties or assets.
          3.4. Absence of Liabilities. BSI hat no obligations or liabilities (contingent or otherwise) of any nature whatsoever.
          3 5. Tax Matters. All federal, state, local and foreign tax and information returns required to be filed by or on behalf of BSI have timely filed or requests for extensions have been timely filed, granted and have not expired. All taxes shown on filed returns have been (or, with respect to taxes shown on the returns for the fiscal year ending December 31, 1997. will be) paid. To BSI’s knowledge, there is no audit examination, deficiency, refund litigation or matter in controversy with respect to which an adjustment to any tax item has been asserted or proposed. All taxes, interest, additions and penalties which are material in amount and which are due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for.
          3.6 No Employees. Except for Shareholder, BSI has no employees and no liability for employee payments, benefits or other employee obligations.
          3.7. Compliance with Laws. BSI:
     (i) Is in compliance with all laws, regulations, reporting, permit and licensing requirements and orders applicable to its business the breach or violations of which would, either individually or in the aggregate, have a Material Adverse Effect, and BSI has no reason to believe that any audit or review by any federal, state, local or foreign regulatory authority would disclose any non-compliance or violation which would, either individually or in the aggregate, have a Material Adverse Effect; and
     (ii) Has received no notification or communication from any agency or department of federal, state, local or foreign government or the staff thereof or from any self-regulatory body (A) asserting that, or commencing an investigation as to whether. BSI is not in compliance with any of the statutes, regulations or ordinances which such governmental authority or self- regulatory body enforces, which, as a result of such noncompliance in any such instance, would, either individually or in the aggregate, have a Material Adverse Effect, or (B) threatening to revoke any license, franchise, permit or governmental authorization, which revocations, either individually or in the aggregate, would have a Material Adverse Effect.
          3.8. Material Contracts. Other than the Operating Agreement. BSI is not a party to any ongoing agreements, contracts or commitments.
          3.9. Legal Proceedings. There are no legal, administrative or arbitration actions, suits or proceedings instituted or pending or, to the best knowledge of BSI, threatened (or unasserted but considered probable of assertion and which would have at least a more than remote possibility of an unfavorable outcome) against BSI, or affecting any property, asset, interest or right of BSI, that would have, either individually or in the aggregate, a Material Adverse Effect.
          3.10. Properties.
          (a) Real Property. BSI does not own, use or occupy any real property.

          3.11. Disclosure. Neither this Agreement nor any schedule, exhibit or certificate or other document delivered or to be delivered in accordance with the terms hereof, contain (or will contain) any untrue statement of a material fact, or omits (or will omit) any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF IDENTITY GROUP
          Identity Group hereby represents and warrants to BSI and Shareholder (i) that the statements contained in the Recitals that relate to Identity Group are true and correct and (ii) as follows (all representations and warranties are made as of the date hereof and as of the Closing Date):
          4.1. Organization, Standing, and Authority. Identity Group is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Identity Group has all necessary corporate power and authority to carry on its business as now conducted, to own, lease and operate its assets, properties and business, and to execute and deliver, and to perform its obligations under, this Agreement. Identity Group has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which would, either individually or in the aggregate, have a Identity Group Material Adverse Effect.
          4.2. Authority (a) The execution and delivery of this Agreement by Identity Group, and the consummation by Identity Group of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate and shareholder action on the part of Identity Group. This Agreement represents a valid and legally binding obligation of Identity Group, enforceable against Identity Group in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
          (b) Neither the execution and delivery of this Agreement by Identity Group, Inc. the consummation by Identity Group of the transactions contemplated herein, nor compliance by Identity Group with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Identity Group or (ii) constitute or result in the breach of any term, condition, or provision of, or constitute a default or give rise to any additional liability of Identity Group under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any Lien upon any property or assets of Identity Group pursuant to, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, either individually or in the aggregate, have a Material Adverse Effect. Except for filings or approvals which will be obtained on or prior to the Closing Date, no approvals, authorizations, filings, registration: and notifications are required to be obtained or made by Identity Group in connection with the consummation of the transactions contemplated hereby, the failure to obtain or make which would have a Material Adverse Effect. Consummation of the transactions contemplated hereby will not violate any order, with, injunction, decree, statute, rule or regulation applicable to Identity Group or any of its properties or assets, except for such violations which would not have a Material Adverse Effect.

ARTICLE V
CONDITIONS
          The obligations of the parties to close the transaction contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing unless otherwise required below, of each of the following conditions:
          5.1. Conditions to Identity Group’s Obligation to Close. The obligation of Identity Group to close is subject to the fulfillment (either by satisfaction or by written waiver by Identity Group), on or before the Closing Date, of the following conditions:
          (a) Regulatory Approvals. The transactions contemplated by this Agreement shall have been approved by any federal, state, local and foreign governmental or regulatory authority or self-regulatory body the approval of which is required to permit consummation thereof.
          (b) No Orders. BSI shall not be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement or the Plan of Merger.
          (c) Representations and Warranties. The Recitals, representations and warranties of BSI and Shareholder set forth or referred to in this Agreement shall be true and correct both individually and in the aggregate in all material respects as of the Closing Date, except for any such Recitals, representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.
          (d) Negotiation and Performance of Agreements and Covenants. Each and all of the agreements and covenants of BSI and Shareholder to be negotiated, performed and complied with pursuant to this Agreement and the other agreements contemplated hereby shall have been negotiated, duly performed and complied with by it in all material respects, and this Agreement shall have been duly executed and delivered.
          (e) Certificates. BSI shall have delivered to Identity Group a certificate, dated as of the Closing Date and signed on its behalf by its President, to the effect that the conditions of its obligations set forth in subsections (c) and (d) of this Section 6.1 with respect to it have been satisfied.
          (f) BSI Shareholder and Board Approvals. The shareholders and boards of directors of BSI shall have approved the transactions contemplated herein and in the Plan of Merger, as and to the extent required by law and by the provisions of any governing instruments. Shareholder shall deliver resolutions to such effect.
          (g) Secretary’s Certificate. Identity Group shall have received a certificate dated the Closing Date from the Secretary of BSI as to bylaws, incumbency and resolutions by the board of directors of BSI which shall be attached thereto.
          (h) Organizational Documentation. Identity Group shall have received (i) a copy, certified by the Secretary of State of Ohio, of the articles of incorporation of BSI and (ii) a good standing certificate for BSI from the Secretary of State of Ohio.

          (i) Consents and Approvals. BSI shall have obtained, and provided Identity Group with executed copies of all material third party consents and approvals necessary to be obtained in order to consummate the transactions contemplated hereby.
          (j) Plan of Merger. BSI shall have executed and delivered the Plan of Merger.
          (k) Shareholder Agreement. Shareholder shall execute a joinder (in the form attached hereto as Exhibit B) to Shareholders Agreement, dated as of October 14, 1996 by and among Identity Group, TBG-Newco Corp. and those shareholders listed on the signature pages thereto.
          5.2. Conditions to BSI’s Obligation to Close. The obligation of BSI to close is subject to the fulfillment (either by satisfaction or by written waiver by BSI). on or before the Closing Date, of the following conditions:
          (a) Regulatory Approvals. The transactions contemplated by this Agreement shall have been approved by any federal, state, local and foreign governmental or regulatory authority or self- regulatory body the approval of which is required to permit consummation thereof.
          (b) No Orders. Identity Group shall not be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either ajoins or prohibits the consummation of any of the transactions contemplated by this Agreement or the Plan of Merger.
          (c) Representations and Warranties. The Recitals, representations and warranties of Identity Group set forth or referred to in this Agreement shall be true and correct both individually and in the aggregate in all material respects as of the Closing Date, except for any such Recitals, representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.
          (d) Negotiation and Performance of Agreements and Covenants. Each and all of the agreements and covenants of Identity Group to be negotiated, performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly negotiated, performed and complied with by it in all material respects, and this Agreement shall have been duly executed and delivered.
          (e) Certificates. Identity Group shall have delivered to BSI a certificate, dated as of the Closing Date and signed on its behalf by its President, to the effect that the conditions to its obligations set forth in subsections (c) and (d) of this Section 6.02 with respect to it have been satisfied.
          (f) Secretary’s Certificate. BSI shall have received a certificate dated the Closing Date from the Secretary of Identity Group as to the by-laws, incumbency and board of directors of Identity Group which shall be attached thereto.
          (g) Organizational Documentation. BSI shall have received (i) a copy, certified by the Secretary of State of Tennessee, of the articles of incorporation of Identity Group and (ii) good standing certificates for Identity Group from the Secretary of State of Tennessee.

          (h) plan of Merger. Identity Group shall have executed and delivered the Plan of Merger.
          (i) Opinion of Counsel. Identity Group shall have delivered an opinion of Reed Smith Shaw & McClay LLP. dated as of the Closing Date with respect to the tax consequences of the Merger.
ARTICLE VI
SURVIVAL; INDEMNIFICATION
          6.1. Survival. No investigation by the parties made heretofore or hereafter, or the provision of any documents, whether pursuant to this Agreement or otherwise, shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation to the extent hereinafter provided. All covenants and agreements contained herein shall survive the Closing. The representations and warranties made in this Agreement shall survive for 12 months from the Closing Date: provided, however, that the representations and warranties in Section 3.5 hereof shall survive for the applicable statute of limitations period. Upon expiration of the applicable survival period, all indemnification claims for breaches of representations or warranties shall be barred.
          6.2. Indemnification by Shareholder. Shareholder hereby indemnifies and holds harmless each of Identity Group and its officers, directors, agents and employees, and each person, if any, who controls or may control Identity Group within the meaning of the Securities Act of 1933, as amended from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, arising out of any of the following: (i) any misrepresentation or breach in connection with any of the representations or warranties given or made by BSI or Shareholder in this Agreement or any document, certificate, instrument or agreement delivered by or on behalf of BSI or Shareholder pursuant hereto; (ii) any breach of or default in connection with any of the covenants given or made by BSI or Shareholder in this Agreement or any document, certificate, instrument or agreement delivered by or on behalf of [ILLEGIBLE] or Shareholder pursuant hereto; (iii) any liability of BSI or Shareholder with respect to any federal, st. local or foreign sales, use, income, profits or other tax (or penalties and interest thereon); or [ILLEGIBLE] indebtedness, obligation, liability (contingent or otherwise) or commitment of BSI or shareholder of any nature whatsoever.
          6.3. Indemnification by Identity Group. Identity Group nereby indemnifies and holds harmless Shareholder from and against any and all claims, demands, actions, causes of action, losses, costs, damages (limited to actual and proven lost profits), liabilities and expenses including, without limitation, reasonable legal fees (hereinafter, the “BSI Damages”) arising out of (i) any misrepresentation or breach of or default in connection with any [ILLEGIBLE] representations and warranties given or made by Identity Group in this Agreement or any certificate, document or instrument delivered by or on behalf of Identity Group pursuant hereto or (ii) any breach of or default in connection with any of the covenants given or made by Identity Group in this Agreement or any document, certificate, instrument or agreement delivered by or on behalf of Shareholder pursuant hereto.

ARTICLE VII
GENERAL PROVISIONS
          7.1. Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated by the Transaction Documents, including all fees and expenses of agents, representatives, consel and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. Shareholder shall bear all tax consequences of any sale or other disposition of any shares of Identity Group Common Stock issued to Shareholder in connection with the transactions contemplated by this Agreement.
          7.2. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is also delivered by hand or overnight delivery service or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
BSI or Shareholder:
Frank H. Spontelli, Jr.
5818 Liberty Road
Solon, Ohio 44139-2555
Identity Group:
Identity Group, Inc.
1480 Gould Drive
Cookevitle, TN 38506
Attention: Donald J. Polak
Facsimile No.: (615) 432-6177
with a copy to:
Reed Smith Shaw & McClay LLP
435 Sixth Avenue
Pittsburgh, PA 15219
Attention: David L. DeNinno, Esquire
Facsimile No.: (412) 288-3218
          7.3. Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
          7.4. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parry; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
          7.5. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.
          7.6. Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, personal representatives, executors, successors and permitted assigns of the parties.
          7.7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
          7.8. Article and Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
          7.9. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
          7.10. Governing Law. This Agreement will be governed by the laws of the State of Tennessee without regard to conflicts of laws principles.
          7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
          7.12. Service of Process. Identity Group, as the Continuing Corporation, consents to being sued and served with process in the State of Ohio and consents to the irrevocable appointment of the Secretary of the State of Ohio as its agent to accept service of process of any proceeding in the State of Ohio.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

IDENTITY GROUP, INC.
By:	/s/ Donald J. Polak
Donald J. Polak
President Chief Executive Officer

/s/ Frank H. Spontelli, Jr.
FRANK H. SPONTELLI, JR.

BSI, INC.
By:	/s/ Frank H. Spontelli, Jr.
Frank H. Spontelli, Jr.
President

APPLICATION FOR REGISTRATION OF ASSUMED CORPORATE NAME
          Persuant to the provisions of Section 48-14-101 (d) of the Tennessee Business Corporation Act, the undersigned corporation hereby submits this application:
1.	The true name of the corporation is COLUMBIA MEDICAL GROUP — HILLSIDE, INC.

2.	The state or country of incorporation is TENNESSEE.

3.	The corporation intends to transact business in Tennessee under an assumed corporate name.

4.	The assumed corporate name the corporation proposes to use is
     THE PEDIATRIC CENTER
[NOTE: The assumed corporate name must meet the requirements of Section 48-14-101 of the Tennessee Business Corporation Act or Section 48-54-101 of the Tennessee Nonprofit Corporation Act.]

9-23-98	Columbia Medical Group — Hillside, Inc.
Signature Date	Name of Corporation

Assistant Secretary	Dora A. Blackwood
(Signer’s Capacity)	Dora A. Blackwood
(Name)

APPLICATION FOR REGISTRATION OF ASSUMED CORPORATE NAME
[ILLEGIBLE]
          Pursuant to the provisions of Section 48-14-101 (d) of the Tennessee Business Corporation Act, the undersigned corporation hereby submits this application:
1.	The true name of the corporation is COLUMBIA MEDICAL GROUP — HILLSIDE, INC.

2.	The state or country of incorporation is TENNESSEE.

3.	The corporation intends to transact business in Tennessee under an assumed corporate name.

4.	The assumed corporate name the corporation proposes to use is
     UNIVERSITY MEDICAL ASSOCIATES
[NOTE: The assumed corporate name must meet the requirements of Section 48-14-101 of the Tennessee Business Corporation Act or Section 48-54-101 of the Tennessee Nonprofit Corporation Act.]

9-23-98	Columbia Medical Group — Hillside, Inc.
Signature Date	Name of Corporation

Assistant Secretary	/s/ Dora A. Blackwood
(Signer’s Capacity)	Dora A. Blackwood
(Name)

ARTICLES OF AMENDMENT TO THE CHARTER
CORPORATE CONTROL NUMBER (IF KNOWN)
PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:
PLEASE MARK THE BLOCK THAT APPLIES:
☑ AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

☐ AMENDMENT IS TO BE EFFECTIVE,
	MONTH	DAY	YEAR
(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.
1.	PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS ON RECORD:

Columbia Medical Group — Hillside, Inc.
IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:

LifePoint Medical Group — Hillside, Inc.
2.	PLEASE INSERT ANY CHANGES THAT APPLY:
A.	PRINCIPAL ADDRESS: (street)

(city)	(state)	(zip code)
B.	REGISTERED AGENT:
C.	REGISTERED ADDRESS: (street)

TN

(city)	(State)	(zip code)	(county)
D.	OTHER CHANGES:
3. THE CORPORATION IS FOR PROFIT.
4.	THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EX-CHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

5. THE AMENDMENT WAS DULY ADOPTED ON	May	7,	1999	By:

	MONTH	DAY	YEAR
(NOTE: PLEASE MARK THE BLOCK THAT APPLIES)
☐  THE INCORPORATORS.
☐   THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.
☑   THE SHAREHOLDERS.

Secretary	/s/ John M. Franck II

SIGNER’S CAPACITY	SIGNATURE

/s/ John M. Franck II
NAME OF SIGNER (TYPED OR PRINTED)

CORPORATION ANNUAL REPORT
STATE OF TENNESSEE
SECRETARY OF STATE
SUITE 1800, JAMES K. POLK BUILDING
NASHVILLE, TN. 37243-0306
AMOUNT DUE - $20.00

CURRENT FISCAL YEAR CLOSING MONTH: 12 IF DIFFERENT, CORRECT MONTH IS ______

THIS REPORT IS DUE ON OR BEFORE 04/01/00

(1) SECRETARY OF STATE CONTROL NUMBER: 0341241 OR FEDERAL EMPLOYER IDENTIFICATION NUMBER:

(2A.) NAME AND MAILING ADDRESS OF CORPORATION:

LIFEPOINT MEDICAL GROUP - HILLSIDE,
INC.
~~% LEGAL DEPT~~
~~PO BOX 750~~
~~NASHVILLE, TN 37202-0750~~

D 11/26/1997 FOR PROFIT

(2B.) STATE OR COUNTRY OF INCORPORATION:
TENNESSEE

(2C.) ADD OR CHANGE MAILING ADDRESS:
103 Powell Court
Suite 200
Brentwood TN 37027

(3) A. PRINCIPAL ADDRESS INCLUDING CITY, STATE, ZIP CODE:
ONE PARK PLAZA, NASHVILLE, TN 37203
B. CHANGE OF PRINCIPAL ADDRESS:

STREET	CITY	STATE	ZIP CODE + 4
103 Powell Court, Suite 200	Brentwood	TN	37027

**** BLOCKS 4A AND 4B MUST BE COMPLETED OR THE ANNUAL REPORT WILL BE RETURNED ****

(4) A. NAME AND BUSINESS ADDRESS, INCLUDING ZIP CODE, OF THE PRESIDENT, SECRETARY AND OTHER PRINCIPAL OFFICERS. (ATTACH ADDITIONAL SHEET IF NECESSARY.)

TITLE	NAME	BUSINESS ADDRESS	CITY, STATE, ZIP CODE + 4
PRESIDENT	see attached		
SECRETARY			

B. BOARD OF DIRECTORS (NAMES, BUSINESS ADDRESS INCLUDING ZIP CODE). (ATTACH ADDITIONAL SHEET IF NECESSARY.) ☐ SAME AS ABOVE ☐ NONE OR LISTED BELOW:

NAME	BUSINESS ADDRESS	CITY, STATE, ZIP CODE + 4
see attached		

RECEIVED
00 FEB -1 PM 3:54
SECRETARY OF STATE

(5) A. NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS:
PRENTICE HALL CORPORATION SYSTEM
B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS:
500 TALLAN BLDG., TWO UNION SQUARE, CHATTANOOGA, TN 37402

(6) INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE.
(BLOCK 5A AND/OR 5B.) THERE IS AN ADDITIONAL $20.00 REQUIRED FOR CHANGES MADE TO THIS INFORMATION.

A. CHANGE OF REGISTERED AGENT:

B. CHANGE OF REGISTERED OFFICE:

STREET	CITY	STATE TN	ZIP CODE + 4	COUNTY

(7) A. THIS BOX APPLIES ONLY TO NONPROFIT CORPORATIONS. OUR RECORDS REFLECT THAT YOUR NONPROFIT CORPORATION IS A PUBLIC BENEFIT OR A MUTUAL BENEFIT CORPORATION AS INDICATED: **IF BLANK OR CHANGE, PLEASE CHECK APPROPRIATE BOX:** ☐ PUBLIC ☐ MUTUAL

B. IF A TENNESSEE RELIGIOUS CORPORATION, PLEASE CHECK BOX UNLESS OTHERWISE INDICATED. ☐ RELIGIOUS

(8) SIGNATURE [signature]

(9) DATE January 31, 2000

(10) TYPE/PRINT NAME OF SIGNER: William F. Carpenter III

(11) TITLE OF SIGNER: Secretary

**** THIS REPORT MUST BE DATED AND SIGNED ****

CONTINUED ON BACK

SS-4444 (Rev. 11-98)

LifePoint Medical Group — Hillside, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
Sole Shareholder: LifePoint Holdings 3, Inc.
Officers:

Scott L. Mercy	Chairman, and Chief Executive Officer
James M. Fleetwood, Jr.	President and Chief Operating Officer
Kenneth C. Donaney	Senior Vice President and Chief Financial Officer
William F. Carpenter III	Senior Vice President, General Counsel and Secretary
Directors:
Scott L. Morcy
James M. Fleetwood, Jr.
[ILLEGIBLE]

[ILLEGIBLE]

SECRETARY OF STATE DIVISION OF BUSINESS SERVICES James K. Folk Building, Suite 1800 Nashville, TN 37243-0308
MASS CHANGE OF REGISTERED OFFICE (BY AGENT)
Pursuant to the provisions of Sections 48-15-102 and 48-25-13 of the Tennessee Business Corporation Act, Sections 48-55-102 and 45-63-108 of the Tennessee Nonprofit Corporation Act, Section 48-208-102 of the Tennessee Limited Liability Company Act, Sections 61-2-104 and 61-2-904 of the Tennessee Revised Uniform Limited Partnership Act, and Section 61-1-144 of the Tennessee Uniform Limited Partnership Act, the undersigned registered agent hereby submits this application to change its business address and the registered office address of the businesses noted below:
1.	The names of the affected corporations, limited liability companies, limited partnerships and limited liability partnerships are identified in the attached list by their S.O.S. control numbers, which list is incorporation herein by reference.

2.	The street address of its current registered office is 500 Tallan Building — Two Union Square, Chattanooga, TN 37402-2571.

3.	The name of the current registered agent is The Prentice-Hall Corporation System, Inc.

4.	The street address (including county) of the new registered office is:

2908	Poston Avenue, Nashville, Tennessee 37203 (DAVIDSON)

5.	After the change, the street addresses of the registered office and the business office of the registered agent will be identical.

6.	The corporations, limited liability companies, limited partnerships and limited liability partnerships identified in the attached list have been notified of the change of address for the registered office.

May 1, 2000	/s/ John H. Pelletier

Signature Date	Signature of Registered Agent
John H. Pelletier, Asst. VP
Printed or Typed Name

0293458	0296154	0298544	0301552	0305883	0309674	0315653	0325802	0359345
0293512	0296155	029858[illegible]	0301594	0305886	0309701	0315705	0326228	0359473
0293567	0296166	0298595	0301651	0305887	0309729	0316065	0326394	0360411
0293[illegible]	0296280	0298598	0301657	0305888	0309799	0316079	0326447	0361055
0293879	0296323	0298599	0301697	0306000	0309841	0316300	0326783	0361834
0293906	029633[illegible]	0298650	0301705	0306044	0309962	0316306	0326842	0362017
0293[illegible]26	0296333	0298651	0301766	0306061	0309963	0316491	0326987	0362134
0293964	0296424	0298652	0301768	0306067	0310030	0316492	0327044	0362226
0293966	0296425	0298706	0301831	0306072	0310047	0316493	0327048	0362403
0293969	0296489	0298772	0301836	0306096	0310112	0316577	0327317	0362405
0293972	0296490	0298870	0301837	030643[illegible]	0310[illegible]	0316669	0327318	0362406
0294035	0296491	0298571	0301903	030[illegible]463	031[illegible]	0316819	0327573	0362407
0294036	0296492	0298977	0301971	0306684	031[illegible]	0317009	0327581	0362460
0294038	0296493	0298980	0302086	0306706	0310268	0317010	0327615	0362614
0294039	0296494	029898[illegible]	0302222	0[illegible]6750	0310367	0317068	0327758	0362703
0294041	0296506	0299046	0302282	030675[illegible]	0310440	0317333	0328084	0363362
0294054	029[illegible]06	0299054	0302285	0306784	031055[illegible]	0317398	0328349	0363414
0294110	0296657	0299056	0302287	0306826	0310574	03[illegible]456	0328509	0363415
0294125	0296698	0299060	0302294	0306908	0310[illegible]	0317635	0330507	0363449
0294134	0296699	0299123	0302300	0306927	0310921	0317750	[illegible]530	0363872
0294138	0296700	0299125	0302301	0307113	0310997	0317952	0331396	0365676
0294174	0296709	029[illegible]231	0302303	0307[illegible]54	0311018	0318019	0331897	03[illegible]6174
0294221	0296710	0299261	0302327	030[illegible]68	0311023	031816[illegible]	0332242	0367194
029422[illegible]	0296727	0299377	0302338	0307431	0311125	03185[illegible]0	0332337	0369888
0294239	0296776	0299407	03[illegible]481	030743[illegible]	0311135	031[illegible]375	0332709	0370110
0294284	0296778	0299445	0302535	030753[illegible]	0311145	0318642	0332804	0370330
0294292	0296838	[illegible]522	0302650	0307564	0311146	0318644	033[illegible]00[illegible]	0370364
0294293	0296919	[illegible]9511	0302681	0307645	0311147	031866[illegible]	0333305	0371440
0294294	0296924	0299590	0302683	0307646	0311216	031870[illegible]	0334839	0372264
0294383	0296925	029971[illegible]	0302816	0307648	0311244	0318773	033530[illegible]	0373226
0294566	0296926	0299724	0302823	0307712	0311281	031885[illegible]	0335729	0374236
0294588	0296927	0299790	0302837	0307795	0311401	0319[illegible]71	0336086	0374752
0294629	[illegible]96928	0299828	0302844	03[illegible]	0311402	0319172	03[illegible]248	0375674
0294673	0296992	02999[illegible]	0302994	030[illegible]26	0311420	0319254	0336290	03[illegible]612
0294674	0296994	0300005	0303020	0307927	0311525	0319327	033630[illegible]	0376757
0294675	0296995	0300081	0303125	0308013	0311526	0319579	0336333	0376815
0294693	0296996	0300132	0303134	0308092	0311527	0319611	0336854	0378652
029473[illegible]	0296997	0300136	0303188	0308255	0311682	0320[illegible]3	0[illegible]37448	0381334
0294797	0296998	0300193	030323[illegible]	0308403	0311[illegible]99	0320611	0337696	0383297
02[illegible]38	0297051	0[illegible]0263	0303239	0308405	0311712	0320612	0338769	0383554
0294843	0297052	0[illegible]12	0303240	0308406	0311847	0320617	[illegible]389[illegible]	
0294847	0297099	030[illegible]	0303241	0308449	0311910	0320631	[illegible]9043	
0294855	029[illegible]19	030031[illegible]	0303242	0308555	0312050	0320772	0340171	
0294926	0297312	0300320	0303288	03085[illegible]	0312303	0321124	0340370	
0294936	0297343	0300321	0303300	0308619	0312307	0321213	0[illegible]0371	
0295037	0297346	030033[illegible]	0303301	0308622	0312316	0321369	0340372	
0295054	0297403	0300342	0303303	0308[illegible]	0312565	0321372	0340453	
0295072	0297404	0300377	0303304	[illegible]308685	0312572	0321627	0340910	
0295073	029[illegible]87	0300386	0303462	0308761	0312632	0322182	0341076	
0295193	[illegible]536	0300426	0303564	0308846	0312779	0322299	0341241	
0295274	0297541	0300452	0303565	0308847	0312923	0322301	0342090	
0295323	0297639	0300458	0303632	0308859	0313105	0322460	034454[illegible]	
0295342	0297642	0300584	0303696	0308921	0313146	0322687	0344580	
029540[illegible]	0297688	0300660	030369[illegible]	0308922	[illegible]313330	0322855	0344998	
029542[illegible]	0297691	0300662	0303757	030897[illegible]	0313394	032285[illegible]	0345263	
0295541	0297799	0300770	0303768	030900[illegible]	03[illegible]3544	0322941	0345757	
0295544	0297840	0300829	0303812	0309010	0313577	0322943	0345693	
029560[illegible]	029784[illegible]	0300838	0304056	0309011	0314006	0322944	0347782	
029561[illegible]	0297863	0300840	0304[illegible]68	[illegible]309013	0314007	03[illegible]959	0348412	
0295730	0297898	0300849	0304203	0309055	0314008	0322963	0348537	
0295741	0297908	030[illegible]358	0304286	0309249	031417[illegible]	0322965	0349323	
0295789	0297953	0300969	030434[illegible]	030[illegible]254	0314289	0322966	0349742	
0295794	0297968	0300992	0304412	0309258	0314573	0322967	0349918	
0295[illegible]	0298030	0301076	0304523	0309327	0314574	03229[illegible]8	0351688	
0295884	0298039	0301128	0304579	0309417	0314613	0322969	0352025	
0296035	0298062	0301134	0304637	0309460	0314832	0322970	0352797	
0296051	0298109	0301184	0304797	0309461	0315044	0322972	0353228	
02960[illegible]	029815[illegible]	0301188	0304865	[illegible]09470	0315045	032[illegible]144	0354058	
0296080	0298222	0301317	030[illegible]	[illegible]09547	0315046	032352[illegible]	0354936	
0296117	0298293	0301365		[illegible]09549	0315213	0324279	0355968	
0296129	0298295	0301452	[illegible]	[illegible]09564	0315269	0324280	0357022	
0296149	0298350	0301500	0[illegible]	[illegible]571	0315311	0325046	0357135	
029615[illegible]	0298429	030153[illegible]	03055[illegible]	0[illegible]9595	0315351	0325444	0357383	
0296151	0298523	0301539	03055[illegible]6	0309625	0315527	0325665	03583[illegible]5	

Attachment to Mass Change of Registered Office for The Prentice-Hall Corporation System, Inc., page 5 of [illegible] pages

4399 0320 (6)

State of Tennessee
Department of State
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

CHANGE OF REGISTERED AGENT/OFFICE (BY CORPORATION)

For Office Use Only

RECEIVED
STATE OF TENNESSEE
02 JAN 22 AM 10: 13
RILEY DARNELL
SECRETARY OF STATE

Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:

3. If the current registered office is to be changed, the street address of the new registered office, the zip code of such office, and the county in which the office is located is c/o C T Corporation System, 530 Gay Street, Knoxville, Tennessee 37902 (County of Knox).

5. If the current registered agent is to be changed, the name of the new registered agent is C T Corporation System.

01/15/02
Signature Date

Secretary
Signer's Capacity

LifePoint Medical Group - Hillside, Inc.
Name of Corporation

[signature]
Signature

William F. Carpenter III
Name (typed or printed)

SS-4427 (Rev. 6/00) RDA 1678

TN044 - 10/09/01 C T System Online

5243 0482

SECRETARY OF STATE
DIVISION OF BUSINESS SERVICES
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

RECEIVED
STATE OF TENNESSEE
2004 SEP 27 AM 8:00
RILEY DARNELL
SECRETARY OF STATE

MASS CHANGE OF REGISTERED OFFICE (BY AGENT)

2. **The street address of its current registered office of record is 530 Gay Street, Knoxville, TN 37902.**

3. **The name of the current registered agent is C T CORPORATION SYSTEM.**

   <u>800 S. Gay Street, Suite 2021, Knoxville, TN 37929-9710 (Knox)</u>

6. **The corporations, limited liability companies, limited partnerships and limited liability partnerships identified in the attached list, and which are companies active on the records of C T Corporation System, have been notified of the change of address for the registered office**

7. **The change submitted for the business entities for which C T Corporation System does not provide active statutory representation services is filed for State administrative purposes using information provided by the State. C T Corporation System disclaims knowledge of, and responsibility for, any companies for which C T Corporation System does not provide active services.**

9/24/04
Signature Date

[signature]
Signature of Registered Agent

Kenneth J. Uva, Vice President
Printed or Typed Name

0336885	0337669	0338702	0339386	0340297	0340859	0341578	0342222
0336790	0337704	0338711	0339394	0340312	0340863	0341619	0342223
0336733	0337707	0338728	0339395	0340328	0340874	0341625	0342241
0336738	0337722	0338731	0339418	0340330	0340888	0341642	0342242
0336794	0337749	0338739	0339419	0340331	0340912	0341656	0342265
0336804	0337777	0338770	0339504	0340333	0340919	0341685	0342292
0336826	0337832	0338773	0339505	0340336	0340921	0341694	0342293
0336839	0337839	0338774	0339507	0340339	0340923	0341722	0342316
0336855	0337842	0338797	0339512	0340358	0340928	0341728	0342358
0336856	0337843	0338804	0339519	0340379	0340934	0341729	0342359
0336883	0337875	0338823	0339525	0340380	0340935	0341753	0342360
0336895	0337876	03[illegible]351	0339539	0340383	0340940	0341762	0342378
0336918	0337883	0338854	0339595	0340385	0340972	0341838	0342391
0336953	0337891	0338926	0339596	0340415	0340996	0341839	0342395
0336954	0337903	0338938	0339631	0340429	0340997	0341840	0342430
0336987	0337904	0338943	0339633	0340433	0340998	0341859	0342431
0336988	0337905	0338947	0339659	0340434	0341012	0341868	0342475
0337076	0337939	0338958	0339670	0340439	0341039	0341878	0342477
0337078	0337944	0338964	0339672	0340446	0341064	0341899	0342479
0337079	0337975	0338968	0339673	0340448	0341066	0341900	0342497
0337092	0338001	0338971	0339675	0340449	0341081	0341911	0342564
0337095	0338020	0338972	0339678	0340450	0341082	0341914	0342569
0337140	0338023	0338973	0339711	0340455	0341088	0341919	0342579
0337141	0338025	0338974	0339719	0340456	0341098	0341922	0342592
0337142	0338031	0338975	0339757	0340464	0341153	0341929	0342596
0337144	0338044	0338984	0339758	0340472	0341157	0341935	0342643
0337152	0338047	0339021	0339762	0340494	0341158	0341936	0342651
0337202	0338056	0339031	0339795	0340497	0341167	0341943	0342652
0337203	0338126	0339032	0339801	0340498	0341179	03419[illegible]5	0342654
0337205	0338153	0339033	0339803	0340528	0341226	0341986	034270[illegible]
0337221	0338156	0339043	0339923	0340536	0341227	0341988	0342[illegible]07
0337268	0338157	0339058	0339925	0340543	0341228	0341989	0342708
0337284	0338158	0339061	0339939	0340546	0341231	034199[illegible]	0342741
0337287	0338159	0339072	0339940	0340547	0341241	0341991	0342777
0337301	0338169	0339074	0339952	0340548	0341270	0341992	0342778
0337303	0338199	0339075	0339965	0340566	0341292	03420[illegible]5	0342779
0337305	0338232	0339130	0339968	0340569	0341294	0342[illegible]	0342782
0337326	0338246	0339131	0340006	0340575	0341311	0342012	0342784
0337346	0338293	0339147	0340010	0340583	0341341	0342013	0342796
0337382	0338311	0339148	0340015	0340586	0341342	0342024	0342804
0337389	0338320	0339157	0340018	0340587	0341343	0342038	0342819
0337417	0338356	0339171	0340021	0340629	0341374	0342051	0342827
0337453	0338357	0339193	0340022	0340637	0341385	0342057	0342853
0337454	0338369	0339194	0340024	0340664	0341412	034205[illegible]	0342865
0337497	0338370	0339196	0340045	0340679	0341414	0342072	0342881
0337498	0338395	0339197	0340075	0340680	0341439	0342081	0342891
0337499	0338417	0339221	0340085	[illegible]0685	0341446	0342082	0342914
0337512	0338419	0339237	0340111	0340687	0341448	0342096	0342917
0337528	0338429	0339239	0340113	0340700	0341455	0342099	0342919
0337529	0338470	0339241	0340114	0340703	0341461	0342100	0342922
0337530	0338480	0339242	0340151	0340709	0341463	0342101	0342973
0337531	0338487	0339246	0340170	0340736	03414[illegible]	0342113	0342992
0337532	0338488	0339254	0340178	0340739	0341466	034[illegible]20	0343004
0337587	0338550	0339262	0340191	0340746	0341490	0342187	0343016
0337604	0338562	03[illegible]263	0340204	0340766	0341529	0342189	0343017
0337619	0338605	0339325	0340224	0340779	0341530	0342190	0343018
0337626	0338607	0339329	0340238	0340791	0341534	0342191	0343024
0337628	0338662	0339343	0340249	0340805	0341540	0342193	0343147
0337629	0338665	0339351	0340277	0340858	0341543	0342216	0343191

Attachment to Mass Change of Registered Office for C T CORPORATION SYSTEM, page 26 of 48 pages